Exhibit V

EIB Group

Reconciliation of the Consolidated Financial Statements of the EIB Group as at 31 December 2015 prepared in accordance with EU Accounting Directives and IFRS

EIB GROUP - EU ACCOUNTING DIRECTIVES TO IFRS RECONCILIATION

CONSOLIDATED BALANCE SHEET AS AT DECEMBER 31, 2015 (in EUR ’000)

ASSETS		EU Accounting Directives 31/12/2015			Adjustment Ref.		IFRS 31/12/2015

1.	Cash in hand, balances with central banks and post office banks		206 175	0			206 175

2.	Treasury bills and other bills eligible for refinancing with central banks		49 837 611	151 017	A.1		49 988 628

3.	Loans and advances to credit institutions
	a) repayable on demand	1 009 018		0		1 009 018
	b) other loans and advances	28 956 237		- 3 523	B.2	28 952 714
	c) loans	125 723 124		1 620 592	B.2	127 343 716

			155 688 379				157 305 448
4.	Loans and advances to customers
	a) other loans and advances	1 638 289		- 370	B.2	1 637 919
	b) loans	313 227 315		20 896 589	B.2	334 123 904
	c) impairment on loans and advances, net of reversals	- 625 547		136 263	G	- 489 284

			314 240 057				335 272 539
5.	Debt securities including fixed-income securities
	a) issued by public bodies	8 478 213		50 320	A.1	8 528 533
	b) issued by other borrowers	8 526 278		30 775	A.1	8 557 053

			17 004 491				17 085 586

6.	Shares and other variable-yield securities		3 608 419	1 567 027	A.2		5 175 446

7.	Derivative assets		0	64 904 139	B.1, B.3		64 904 139

8.	Non-current assets held for sale		0	2 219	C		2 219

9.	Property, furniture and equipment		271 490	- 2 219	C		269 271

10.	Investment property		0	0	C		0

11.	Intangible assets		12 208	0			12 208

12.	Other assets		130 396	- 713	B.1		129 683

13.	Subscribed capital and reserves, called but not paid		129 917	- 2 329	F		127 588

14.	Prepayments		30 682 589	- 30 608 473	A.1, B.1, B.2, B.3		74 116

	TOTAL ASSETS		571 811 732				630 553 046

LIABILITIES AND EQUITY			31/12/2015		Ref.		31/12/2015
1.	Amounts owed to credit institutions
	a) repayable on demand	14 586 348		- 2 397	B.3	14 583 951
	b) with agreed maturity dates or periods of notice	839 890		- 11	B.3	839 879

			15 426 238				15 423 830
2.	Amounts owed to customers
	a) repayable on demand	1 945 329		0		1 945 329
	b) with agreed maturity dates or periods of notice	148 977		- 10	B.3	148 967

			2 094 306				2 094 296
3.	Debts evidenced by certificates
	a) debt securities in issue	453 832 332		43 284 971	B.3	497 117 303
	b) others	15 423 054		2 080 118	B.3	17 503 172

			469 255 386				514 620 475

4.	Derivatives liabilities		0	29 679 232	B.1, B.3		29 679 232

5.	Other liabilities		778 289	621 017	B.1, B.2, E		1 399 306

6.	Deferred income		17 479 664	- 17 319 884	A.1, B.1, B.2, B.3		159 780

7.	Provisions
	a) pension plans and health insurance scheme	2 289 215		874 236	D	3 163 451
	b) provisions for guarantees issued	102 991		0		102 991
	c) provision for commitment on investment funds	1 392		0		1 392

			2 393 598				3 267 834

	TOTAL LIABILITIES		507 427 481				566 644 753

8.	Capital
	a) subscribed	243 284 155		0		243 284 155
	b) uncalled	- 221 585 020		0		- 221 585 020

			21 699 135				21 699 135
9.	Consolidated reserves
	a) reserve fund	24 328 415		0		24 328 415
	b) additional reserves	5 554 033		- 3 348 533	D	2 205 500
	c) fair value reserve	0		2 074 342	A.1, A.2	2 074 342
	d) special activities reserve	5 933 881		0		5 933 881
	e) general loan reserve	3 318 610		0		3 318 610

			39 134 939				37 860 748
10.	Profit for the financial year				A.1, A.2, B.1, B.2,
			2 801 030	1 476 368	B.3, D, E, F, G		4 277 398
11.	Equity attributable to non-controlling interests		749 147	- 678 135	E		71,012

	TOTAL EQUITY		64 384 251				63 908 293

	TOTAL LIABILITIES AND EQUITY		571 811 732				630 553 046

EIB GROUP - EU ACCOUNTING DIRECTIVES TO IFRS RECONCILIATION

Consolidated income statement for the year ended December 31, 2015 (in EUR ’000)

		EU Accounting Directives 2015			Adjustment Ref.		IFRS 2015

1.	Interest and similar income		22 646 996	- 247 574	F, B.1, B.2		22 399 422

2.	Interest expense and similar charges		- 19 176 696	38 857	B.1, B.2, B.3, D, E, F		- 19 137 839

3.	Income from shares and other variable-yield securities		122 927	0			122 927

4.	Fee and commission income		281 188	0			281 188

5.	Fee and commission expense		- 43 285	0			- 43 285

6.	Result on financial operations		- 37 804	1 590 739	A.1, A.2, B.1, B.2, B.3		1 552 935

7.	Other operating income		7 243	0			7 243

8.	Other operating expense		0	- 1 744	H		- 1 744

9.	Change in impairment on loans and advances and provisions for guarantees, net of reversals		- 124 771	77 205	G		- 47 566

10.	Change in impairment on transferable securities held as financial fixed assets, shares and other variable-yield securities, net of reversals		- 10 050	- 199	A.1, A.2		- 10 249

11.	General administrative expenses
	a) staff costs	- 593 984		- 6 667	D	- 600 651
	b) other administrative costs	- 205 397		- 5 081	D, H	- 210 478

			- 799 381				- 811 129
12.	Depreciation and amortisation: property, furniture and equipment, investment property and intangible assets
	a) property, furniture and equipment	- 28 318		161	C	- 28 157
	b) investment property	0		- 161	C	- 161
	c) intangible assets	- 5 641		0		- 5 641

			- 33 959				- 33 959

13.	Profit for the financial year		2 832 408				4 277 944

14.	Profit attributable to non-controlling interests		31 378	- 30 832	E		546

15.	Profit attributable to equity holders of the Bank		2 801 030				4 277 398

Valuation and income recognition differences between IFRS and EU Accounting Directives

A	Financial assets classified as available-for-sale

1	Debt securities portfolio

Under EU Accounting Directives, debt securities portfolios are recorded at market value. The value adjustments are reported under “Net result on financial operations” in the profit and loss for the period in which they are made.

Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”.

Under IFRS, debt securities portfolios are carried at fair value with changes in fair value reflected directly in equity.

Impairment is recognised in the profit and loss for the year when negative changes in the fair valuation are other than temporary. It is reported separately on the face of the income statement.

Accrued interest is reported on the balance sheet within the balance of the instrument to which it relates.

2	Shares and other variable-yield securities

Under EU Accounting Directives, shares and other variable-yield securities are initially recorded at acquisition cost. Their carrying value is adjusted to the lower of cost or market value at subsequent measurement at the balance sheet date.

Under IFRS, shares and other variable-yield securities are carried at fair value with changes in fair value reflected directly in equity.

Impairment is recognised in the profit and loss for the year when negative changes in the fair valuation are other than temporary. It is reported separately on the face of the income statement.

B	Financial assets and liabilities designated at fair value through profit or loss

1	Derivative assets and liabilities

a	Treasury derivatives

Under EU Accounting Directives, derivative instruments in the Bank’s available for sale and trading portfolios are marked to market and recorded under “Other assets” or “Other liabilities”.

Issuance fees are not amortised and they are recorded under “Interest payable and similar charges”.

Interest accrued under derivative instruments is presented under “Prepayments and accrued income” and “Accruals and deferred income”.

Under EU Accounting Directives, the amortisation of premium discount of FX swaps and FX forwards are recorded under “Interest payable and similar expense” and “Interest receivable and similar income”, while under IFRS it is under “Result on financial operations”.

Under IFRS, all derivative assets and liabilities are recognised on balance sheet as such and carried at their replacement values.

With the application of IFRS 13, Credit valuation adjustments (CVA), reflecting counterparty credit risk on derivative transactions, and Debit valuation adjustments (DVA), reflecting own credit risk on derivative transactions, are included in the fair valuations of derivatives. Changes in fair values of derivatives are recognised in the income statement.

b	Hedging derivatives

Under EU Accounting Directives, hedging derivative instruments are not recognised on the balance sheet. They are carried off balance sheet at nominal amount.

Interest accrued under derivative instruments is presented under “Prepayments and accrued income” and “Accruals and deferred income”.

Issuance fees and redemption premiums or discounts are amortised over the period to maturity of the related derivatives under “Interest payable and similar expense”.

Under IFRS, all derivative assets and liabilities are recognised on balance sheet and carried at their replacement values.

Issuance fees and redemption premiums or discounts are amortised over the period to maturity of the related derivatives and recognised in the income statement under “Result on financial operations”.

With the application of IFRS 13, Credit valuation adjustments (CVA), reflecting counterparty credit risk on derivative transactions, and Debit valuation adjustments (DVA), reflecting own credit risk on derivative transactions, are included in the fair valuations of derivatives.

Under IFRS, EIB has two transactions that meet the offsetting of financial assets and financial liabilities criteria.

Changes in fair values of derivatives are recognised in the income statement.

2	Loans and advances

Under EU Accounting Directives, all loans and advances are carried at amortised cost. Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”.

Under EU Accounting Directives, the front-end fees on loans are amortised and recognised in the income statement under “Interest and similar income”.

Under IFRS certain loans are classified on initial recognition as “fair value loans” and valued at fair value through profit or loss. Accrued interest is reported on the balance sheet within the balance of the asset to which it relates. Under IFRS the front-end fees on loans are recognised under “Interest and similar income” in the income statement for the loans that are measured at fair value.

Under IFRS the front-end fees on loans are recognised in balance sheet under “Loans and advances to customers/credit institutions” for the loans that are treated at amortised cost.

Transitory accounts on loans are reclassified from other liabilities to the loan balance to which they relate.

Changes in fair values of loans are recognised in the income statement.

3	Borrowings

Under EU Accounting Directives, borrowings are recorded at amortised cost. Accrued interest is recorded under balance sheet item “Accruals and deferred income”.

Under IFRS, EIB applies the fair value option to a significant portion of its issued debt. Accrued interest is reported on the balance sheet within the balance of the debt instrument to which it relates.

Issuance fees and redemption premiums or discounts are amortised over the period to maturity of the related borrowings, unless those borrowings are measured at fair value, in which case the recognition in the income statement is under “Result on financial operations”.

With the application of IFRS 13, own credit adjustments (OCA), reflecting own credit risk on unquoted or illiquid borrowings hedged by swaps, is calculated.

Under IFRS, EIB has one transaction that meets the offsetting of financial assets and financial liabilities criteria.

Changes in fair values of borrowings are recognised in the income statement.

C	Non-current assets held for sale and Investment property

Non-current assets classified as held for sale include assets reclassified from investment property for which the sale is highly probable and the asset is available for immediate sale in its current condition.

They are classified as held for sale as their carrying amount will be recovered through a sale transaction rather than through continuing use and are measured at the lower of carrying amount and fair value less costs to sell.

Investment property category is not used under EU Accounting Directives. Assets in this category under IFRS are reported in the “Tangible Assets” category under EU Accounting Directives. Under IFRS, assets in this category are held under the historical cost model.

D	Pension funds

Under EU Accounting Directives, a 10% corridor approach is adopted, whereby prior year cumulative actuarial surpluses or deficits in excess of 10% of the commitments for retirement benefits are recognised over the average remaining service lives of the plan’s participants.

Under IFRS, the Group applies IAS 19 revised for determining the income or expense related to its post-employment defined benefit plans.

Cumulative actuarial surpluses and deficits are recognised in full in “Other comprehensive income”. Net interest cost is recognised in the income statement under “Interest expense and similar charges”.

E	Non-controlling interest adjustment

The Bank, the European Investment Fund (the EIF) and the European Progress Microfinance Fund (the EUMPF) together are defined as the Group.

EIB granted a put option to the minority shareholders on their entire holding of one of its subsidiaries, the EIF.

Under EU Accounting Directives, this put option does not influence the accounting treatment of minority interest on consolidation.

Under IFRS, the put option results in the non-controlling interest balance being classified as liability rather than equity and being carried at fair value through profit or loss.

The non-controlling interest in the IFRS profit for the year is therefore included in the interest expense for the year. Fair value adjustment is reported under “Interest expense and similar charges”.

F	Subscribed capital and reserves, called but not paid

Under EU Accounting Directives, the caption “Subscribed capital and reserves, called but not paid” contains net receivable from the new Member State, Croatia.

Under IFRS, the capital and reserves to be received are discounted using discounted cash flow method.

Discounted interest is reported under “Interest expense and similar charges” and its amortisation under “Interest and similar income”.

G	Change in impairment on loans and advances and provisions for guarantees, net of reversals

Impairment loss is recognised in profit and loss and the amount of the loss is measured as the difference between the carrying value and the present value of estimated future cash flows discounted at the instrument’s original effective interest rate.

Impairment loss is recognised in the profit and loss for the year when negative changes in the fair valuation are other than temporary.

It is reported separately on the face of the consolidated income statement under the caption “Change in impairment on loans and advances and provisions for guarantees, net of reversals”.

Under IFRS, any impairment already recognised in the statutory accounts under EUGAAP for loans that are treated under the fair value option, is fully reversed.

H	Other operating expense

This caption relates to fees and administrative charges in relation to the EUMPF only. Under EU Accounting Directives they are recorded under “General administrative expenses b) other administrative costs” under profit and loss.